PEOPLES FINANCIAL SERVICES CORP.

                                 50 MAIN STREET
                               HALLSTEAD, PA 18822


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


TIME...........10:30  a.m. E. S. T., on Saturday, April 29, 2000
PLACE..........The Montrose Bible Conference
               Lake Avenue
               Montrose, PA  18801
ITEMS OF BUSINE(1)     To elect  three   Class  II  Directors
                       to hold  officefor  three  years  from
                       the  date of  election and until their
                       successors shall have been elected and
                       qualified.
               (2)     To  ratify  the  appointment  by the
                       Board of  Directors  for  Prociak  &
                       Associates,  LLC,  Certified  Public
                       Accountants,   as  the   independent
                       auditors   for   the   year   ending
                       December 31, 2000.
               (3)     To  transact  such  other  business
                       as may  properly  be  presented  at
                       the Meeting and any  adjournment or
                       postponement thereof.
RECORD DATE....Holders of Common  Shares of record at  the
               close of business on February 29, 2000 are entitled to vote at the Meeting.
ANNUAL REPORT  The  Company's  1999  Annual  Report, which
               is not a part of the proxy soliciting material, is enclosed.
PROXY VOTING It is important that your Shares be represented and voted at the Meeting. Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope furnished for that purpose. Any proxy may be revoked in the manner described in the accompanying Proxy Statement at any time prior to its exercise at the Meeting.



                                   JOHN W. ORD
                                PRESIDENT AND CEO






March 24, 2000




                                                           TABLE OF CONTENTS


PROXY STATEMENT           .............................................  3
     Proxies   ........................................................  3
     Required Vote.....................................................  3
     Cost of Proxy Solicitation........................................  4
     Advance Notice Procedures.........................................  4
     Shareholder  Communications.......................................  4
     GOVERNANCE OF THE COMPANY.........................................  4
     Committees of the Board of Directors..............................  4
     Compensation of Directors.........................................  5
     Compensation Committee Interlocks and Insider Participation.......  6
     Relationship with Independent
     Public Accountants................................................  6
     Section 16(a) Beneficial Ownership
     Reporting Compliance..............................................  6
     SHARE OWNERSHIP OF MANAGEMENT AND DIRECTORS.......................  6
     ELECTION OF DIRECTORS.............................................  7
     Nominees for Terms Expiring in 2003...............................  8
     Directors Whose Terms Will Expire in 2001.........................  8
     Directors Whose Terms Will Expire in 2002.........................  9
     EXECUTIVE COMPENSATION............................................  9
     Board Compensation Committee......................................  9
     Report on Executive Compensation .................................  9
     Summary Compensation Table........................................ 11
     Option Grants in Last Fiscal Year................................. 12
     Pension Plans..................................................... 13
     Performance Graph................................................. 14
     Executive Employment Agreements and Other Arrangements............ 14
     Relationships and Other Related Transactions...................... 15
     OTHER MATTERS..................................................... 15





















                                 PROXY STATEMENT



This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Peoples Financial Services Corp. (the "Company"), parent company of Peoples National Bank of Susquehanna County (the "Bank"), for use at the Company's Annual Meeting of Shareholders to be held on April 29, 2000, (the "Meeting") at 10:30 a.m. E.S.T. at the Montrose Bible Conference, Lake Avenue, Montrose, Pennsylvania. The Proxy Statement and the accompanying proxy are first being mailed to Shareholders of the Company on or about March 24, 2000.

PROXIES

The execution and return of the enclosed proxy will not affect a Shareholder's right to attend the Meeting and vote in person. Any Shareholder giving a proxy may revoke it at any time before it is exercised by submitting written notice of its revocation or a subsequently executed proxy to the Secretary of the Company, Debra E. Dissinger, 50 Main Street, P0 Box A, Hallstead, Pennsylvania, 18822, or by attending the Meeting and electing to vote in person after giving written notice thereof to the Secretary of the Company. Shareholders of record at the close of business on February 29, 2000 are entitled to notice of, and to vote at, the Meeting. On that date, the Company had 2,171,430 shares of common stock outstanding (the "Common Stock"), par value $2.00 per share, each of which will be entitled to one vote at the Meeting.

If the enclosed proxy is appropriately marked, signed, and returned in time to be voted at the Meeting, the shares represented by the proxy will be voted in accordance with the instructions marked thereon. Any proxy not specifying to the contrary will be voted FOR the election of the nominees for Class II Directors, and FOR the appointment of Prociak & Associates, LLC, Certified Public Accountants, as the independent auditors for the year ending December 31, 2000.

Shares represented by properly executed proxies on the accompanying form will be voted FOR the nominees of the Board of Directors named unless otherwise specified on the proxy by the Shareholder. Any Shareholder who wishes to withhold authority from the proxyholders to vote for the election of Directors or to withhold authority to vote for any individual nominee may do so by marking his or her proxy to that effect. No proxy may be voted for a greater number of persons than the number of nominees named. If any nominee should become unable to serve, the persons named in the proxy may vote for another nominee. The Company's Board of Directors and management, however, have no present reason to believe that any nominee listed will be unable to serve as a Director, if elected.

REQUIRED VOTE

         The presence, in person or by proxy, of the holders of a majority of the Shares entitled to vote generally for the election of Directors is necessary to constitute a quorum at the Meeting. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding Shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

         Directors are elected by a plurality of the votes cast at the meeting. The affirmative vote of the holders of a majority of the votes cast at the meeting is required to ratify the appointment by the Board of Directors for Prociak & Associates, LLC, Certified Public Accountants, as the independent auditors for the year ending December 31, 2000. Abstentions and broker "non-votes" will not be considered as votes cast for purposes of the Meeting.

COST OF PROXY SOLICITATION

The expense of soliciting proxies will be borne by the Company. It is expected that the solicitation of proxies will be primarily by mail. The Company's Directors, Officers and Employees may also solicit proxies personally.

ADVANCE NOTICE PROCEDURES

The By-Laws of the Company permit nominations for election to the Board of Directors to be made by the Board of Directors or by any Shareholder of the
Company. All nominations are referred to the Board of Directors for consideration. The By-Laws require that any nomination for Director by a Shareholder (other than by the Board of Directors) must be made by notice, in writing, delivered to the Secretary of the Company not less than 60 days prior to the date of a Shareholders' Meeting.

Any Shareholder proposal for consideration at the Company's Annual Meeting of Shareholders to be held in 2001 must be received by the Company at its principal office not later than December 4, 2000, in order to be considered at the 2001 Annual Meeting of Shareholders. A copy of the full text of the By-Law provisions discussed above may be obtained by writing to the Corporate Secretary, PO Box A, Hallstead, PA 18822.

SHAREHOLDER COMMUNICATIONS

Highlights of the Meeting will be included in a quarterly report to Shareholders following the Meeting. You can obtain a transcript of the Meeting by writing to Shareholders' Meeting Transcript Requests, 50 Main Street, PO Box A, Hallstead, PA 18822.

As a Shareholder, your comments pertaining to any aspect of Company business are
welcome  and  assist  Company   Management  in  understanding  the  concerns  of
Shareholders.


                            GOVERNANCE OF THE COMPANY


Pursuant to the Pennsylvania General Corporate Law and the Company's By-Laws, the business, property and affairs of the Company are managed under the direction of the Board of Directors. Members of the Board are kept informed of the Company's business through discussions with the CEO and Officers, by reviewing materials provided to them, and by participation in meetings of the Board and its committees.

During 1999, all of the Directors of the Company attended at least 75% of the aggregate of all meetings of the Company's and the Bank's Boards of Directors and Board committees on which they served.

COMMITTEES OF THE BOARD OF DIRECTORS

The Company's Board of Directors met four times during 1999 and the Bank's Board of Directors met 12 times during 1999.

The Company's Board of Directors is authorized, under the Company's By-Laws, to create an Executive Committee and other Board committees. At present, no such committees have been established, and all committee functions are performed by committees of the Bank's Board. The Bank's Board has seven standing committees--Executive, Compensation, Audit, Asset/Liability, Human Resources and Marketing, Loan Administration and Branch. There is no Nominating Committee.

The Executive Committee of the Bank met four times during 1999. It is a fixed committee comprised of the Chairman, the Vice Chairman, the President and one other Director appointed on a yearly basis. This committee may exercise the authority of the Bank's Board to the extent permitted by law during intervals between meetings of the Board. The Executive Committee of the Bank may also be assigned other duties by the Bank's Board.

The Compensation Committee of the Bank met one time during 1999. This committee reviews and recommends compensation policies and plans. Carl F. Pease was the Chairman of the Committee. The other Committee members were: Jack M.
Norris, Gerald R. Pennay, and John W. Ord. Mr. Ord is the current CEO and President of Peoples National Bank. While Mr. Ord was specifically excluded from any Committee discussion concerning his own compensation, he does participate in the Committee's discussion concerning other key Executive's compensation.

The Audit Committee of the Bank met four times during 1999. It supervises the compliance and internal audit program of the Bank and recommends the appointment of, and serves as the principal liaison between, the Board and the Company's independent accountants. The Audit Committee also reports to the Board on the general financial condition of the Bank.

The Asset/Liability Committee of the Bank met 12 times during 1999. It monitors and helps control the Bank's risk position by recommending the allocation of funds within guidelines for rate sensitivity, time deposits, liquidity, Federal Funds borrowing, loans, investments, dividends and tax position. The Asset/Liability Committee is responsible for developing such guidelines, guiding the Bank's investments, and coordinating the Bank's budget process.

The Human Resources and Marketing Committee of the Bank met four times during 1999. It is responsible for sound human resources management (e.g., in employment, compensation, and performance appraisals). This Committee is also responsible for evaluation, planning and supervision of the marketing of the Bank's products and services and also oversees community relations and other public relations activities.

The Loan Administration Committee of the Bank met four times during 1999. It assists the Bank's Board of Directors in discharging its responsibility for the lending activities of the Bank by reviewing loans, lines of credit, floor plans, and compliance. The Loan Administration Committee recommends lending authorizations and is responsible for assuring that the Bank's loan activities are carried out in accordance with loan policies. The Loan Administration Committee is also responsible for ensuring the adequacy of the Bank's loan loss reserve.

The Branch Committees of the Bank each met 10 times during 1999. There is one committee assigned to each branch of the Bank. These Committees are responsible for monitoring the operations, goals, and profitability of the branches.

COMPENSATION OF DIRECTORS

Each member of the Board of Directors receives $350 for each Bank Board meeting and committee members receive $150 for each committee meeting they attend. Mr. Ord is not compensated for committee meetings. The Chairman of the Board receives an additional $200 per month.

DIRECTORS STOCK OPTIONS

On May 1, 1999, each Director received an option to purchase 500 shares of Common Stock. These options have an exercise price of $25.50. The option will expire ten years from the date of the grant.

DIRECTORS LIFE INSURANCE

Each Director has $50,000 of split dollar life insurance with premiums paid by the Bank. The total of premiums paid in 1999 was $27,980. Under this split dollar life insurance agreement, the Company will receive an amount from the cash value or death proceeds of the policy equal to its premium advances.

DIRECTORS HEALTH INSURANCE

Health insurance is provided to Directors under the same terms and conditions as the Employees of the Bank. The total of premiums paid in 1999 was $26,568.

COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION

John W. Ord is the only employee serving on the Compensation Committee of the Board of Directors. Mr. Ord is excluded from any discussion concerning his own compensation.

RELATIONSHIP WITH INDEPENDENT
PUBLIC ACCOUNTANTS

Representatives of Prociak & Associates, LLC, the accounting firm, which examined the financial statements, are expected to be present at the Annual Meeting and will be afforded an opportunity to make a statement if they desire to do so. The representatives of Prociak & Associates, LLC, will be available to respond to appropriate questions concerning the Annual Report presented by the Shareholders at the Annual Meeting.

SECTION 16 (a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16 (a) of the Securities Exchange Act of 1934 requires the Company's Directors and Executive Officers to file reports of holdings and transactions in Shares with the SEC. Based on Company records and other information, the Company believes that all SEC filing requirements applicable to its Directors and Executive Officers with respect to the Company's 1999 fiscal year were met.

                   SHARE OWNERSHIP OF MANAGEMENT AND DIRECTORS


The following table sets forth information concerning the beneficial ownership of the Company's Common Shares as of 12/31/99, for: (a) each incumbent Director and each of the nominees for Director; (b) the most highly compensated Executive Officer who is not also a Director; and (c) the Directors and Executive Officers as a group. Except as otherwise noted, the named individuals or family members had sole voting and investment power with respect to such securities.

                                                  Amount and Nature
                                                    of Beneficial       Percent of
Beneficial Owners and Management                    Ownership             Class

DIRECTORS AND EXECUTIVE OFFICERS
Carl F. Pease .........................................      31,277     1.44%(1)
Gerald R. Pennay ......................................      21,624     1.00%(2)
John W. Ord ...........................................      48,778     2.25%(3)
Thomas F. Chamberlain .................................       5,627      .26%(4)
Jack M. Norris ........................................       9,445      .43%(5)
George H. Stover, Jr ..................................      50,297     2.32%(6)
William S. Crock ......................................       4,175      .19%(7)
Debra E. Dissinger ....................................       8,188      .38%(8)
Russell Shurtleff .....................................       6,581      .30%(9)

All Directors and Executive Officers as a Group .......     185,992     8.58%

(1)      All shares are held jointly with spouse.  Includes stock option grants of 1,125 shares.

(2)      Includes 10,137 shares held jointly with spouse.  Includes stock option grants of 1,125 shares.

(3) Includes shares of the Company's Employee Stock Ownership Plan ("ESOP") which have been allocated to Mr. Ord's account. All other Shares are held jointly with spouse. Includes stock option grants of 1,750 shares.

(4)      Includes 678 shares held jointly with spouse.  Includes stock option grants of 1,125 shares.

(5)      All shares are held jointly with spouse.  Includes stock option grants of 1,125 shares.

(6)      Includes 24,586 owned by spouse.  Includes stock option grants of 1,125 shares.

(7)      All shares are held jointly with spouse.  Includes stock option grants of 1,125 shares.

(8)      Includes  shares of the  Company's  ESOP which have been  allocated to Ms.  Dissinger's  account.
         All other shares are held jointly with spouse.  Includes stock option grants of 1,125 shares.

(9)      Includes 251 shares held jointly with wife.  Includes stock option grants of 300 shares.


                              ELECTION OF DIRECTORS


The By-Laws of the Company provide that the Company's business shall be managed by a Board of Directors of not less than five, and not more than twenty-five persons. The Board of Directors of the Company, as provided in the Company's By-Laws, is divided into three classes: Class I, Class II, and Class III, with each class being as nearly equal in number as possible. The Board of Directors of the Company presently consists of seven members. The term of office of the Class II Directors elected at the Meeting will expire on the date of the Company's Annual Meeting of Shareholders in 2003. The term of office of each continuing Director in Class III and Class I will expire on the date of the Company's Annual Meeting of Shareholders in 2001 and 2002, respectively.

The persons named in the enclosed proxy intend to vote such proxy for the election of each of the three nominees named below, unless you indicate that your vote should be withheld from any or all of them. Each nominee elected as a Director will continue in office until his or her successor has been duly elected and qualified, or until the earliest of his or her death, resignation or retirement.

The Board of Directors has proposed the following nominees for election as Directors at the Annual Meeting.


NOMINEES FOR TERMS EXPIRING AT THE ANNUAL MEETING TO BE HELD IN THE YEAR 2003:

JOHN W. ORD
CARL F. PEASE
RUSSELL D. SHURTLEFF, ESQ.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE-NAMED NOMINEES FOR ELECTION AS DIRECTORS.

The Company expects each nominee for election as a Director at the Annual Meeting to be able to serve if elected. If any nominee is unable to serve if elected, proxies may be voted for a substitute nominee selected by the Board of Directors.

The Company has received a notice from a shareholder that he intends to nominate Michael S. Karhnak for election as a director at the Meeting. Mr. Karhnak was formerly an employee of the Company and voluntary terminated his employment on June 9, 1999. Proxies solicited by the Board of Directors will not be voted for any nominee other than nominees of the Board of Directors.

The principal occupation and certain other information, as of the Annual Meeting record date, are set forth regarding such nominees and other Directors whose terms of office will continue after the Annual Meeting. Information about the Share ownership of the nominees and other Directors can be found on page 6.


                       NOMINEES FOR TERMS EXPIRING IN 2003



     JOHN W. ORD, Director of Peoples Financial Services Corp. since 1986 and of Peoples National Bank since 1969. President and Chief Executive Officer of the Company and of the Bank since 1974. Committees: Bank's Executive Committee and Compensation Committee. Age: 59

     CARL F. PEASE, Director of Peoples Financial Services Corp. since 1986 and of Peoples National Bank since 1985. Retired Director, Susquehanna County Planning Commission since 1992. Committees: Member of the Bank's Executive Committee, Compensation Committee, Montrose Branch Committee, and ALCO Committee. Age: 68

     RUSSELL SHURTLEFF,  Associate Director of Peoples National Bank since 1994.
Committees: Member of the Bank's Hop Bottom/Nicholson Branch Committee. Age: 37


               CLASS III DIRECTORS WHOSE TERM WILL EXPIRE IN 2001


     GERALD R. PENNAY, Director of Peoples Financial Services Corp. since 1986 and Director of Peoples National Bank since 1985. Owner, Gerald R. Pennay & Son Auctioneers since 1958. Committees: Member of the Bank's Executive Committee, Compensation Committee, Audit Committee, Loan Committee, Hop Bottom/Nicholson Branch Committee, and Chairman of the Human Resources and Marketing Committee.
Age: 64

     THOMAS F. CHAMBERLAIN, Director of Peoples Financial Services Corp. and Peoples National Bank since 1994. Nationwide Insurance Agent since 1972.
Committees: Member of the Bank's Asset Liability Committee and Hallstead Branch Committee. Age: 51

     NOTE: Virginia M. Turner resigned her board position on October 31, 1999 when she moved to North Carolina. Her three-year term was to expire on April 30, 2001.


                CLASS I DIRECTORS WHOSE TERMS WILL EXPIRE IN 2002
-

     JACK M. NORRIS, Director of Peoples Financial Services Corp. since 1986 and of Peoples National Bank since 1985. Retired owner of B. K. Norris Distributor (beverage distributorship) since 1995. Committees: Member of the Bank's Executive Committee, Susquehanna Branch Committee, Compensation Committee, Human Resources and Marketing, Audit Committee and Chairman of the Bank's Loan Committee. Age: 66

     GEORGE H. STOVER, JR., Director of Peoples Financial Services Corp. and Peoples National Bank since 1992. Real Estate Appraiser since 1972. Committees:
Member of the Bank's Audit Committee, Hallstead Branch Committee, Human Resources and Marketing Committee, and Loan Committee. Age: 53


                             EXECUTIVE COMPENSATION


The aggregate cash compensation paid to the two Executive Officers of the Company and the Bank for services performed during 1999 was $218,000.

The Bank provides an automobile for its President & CEO in connection with the Bank's business. The value of any resulting personal benefit, which is not directly related to job performance, is not included above.

The Bank has in effect a Directors' and Officers' liability insurance policy from the Fidelity and Deposit Company of Maryland to cover certain liabilities, losses, damages, and expenses that the Bank's Directors and Officers may incur in such capacities. Annual premiums for this policy are $5,327.

The following Report of the Compensation Committee on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating this Policy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

BOARD COMPENSATION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION

This Report of the Compensation Committee covers the following topics:

         Role of the Corporate Governance and Compensation Committee relative to the compensation program

         Executive Compensation Guiding Principles

         Components of the Compensation Program

         Compensation of the Chief Executive Officer





ROLE OF THE CORPORATE GOVERNANCE AND COMPENSATION COMMITTEE

The Committee is made up of four members of the Board of Directors. Three of them are not current or former employees of the Company. The Committee sets the overall compensation principles of the Company and reviews the entire program at least annually. This includes each element described below, the measurement used to make payments of awards under the Company's incentive plans and the overall effectiveness of the program. The committee specifically reviews and establishes the individual compensation levels for the top four members of the senior leadership team, including the Chief Executive Officer. The committee has considered the advice of an independent outside consultant in determining the appropriateness and the level of compensation.

EXECUTIVE COMPENSATION GUIDING PRINCIPLES

Peoples National Bank has developed a compensation program that is intended to motivate and retain the key talent it needs to be a market leader in a highly competitive industry. The Committee and the Company's leadership team developed this program to support the Company's aggressive business strategy. The following principles guided the development of the program:

         Compensation opportunity should be related to performance. That is, if Peoples National Bank's and the individual's performance are at the median of those companies with whom we compete for talent, then pay should also be at the median. Opportunity should increase proportionately if Peoples National Bank's or the individual's performance is above the median. On the other hand, if performance is at less than the median, any award payment will be at the Committee's discretion.

         Ownership of the Company's shares should be pervasive throughout the Company with each individual having a number of opportunities to own Peoples Financial Services Corp. stock. To that end, we made a stock option grant to all employee population in May 1998 and in May 1999, another stock option grant was made to key managers and department heads. The overall intent is to encourage each employee to be, and to behave like, an owner of the business.

         As described later in this report, our compensation programs are designed to balance short- and long-term financial objectives, build Shareholder value and reward for individual, team and corporate performance.

         The proportion of total pay that is at risk against individual and Company performance objectives increase with the more senior positions. For example, in 1999, approximately 18% of the President's total target pay opportunity was at risk against short- and long-term performance goals.

Survey data is compiled by an independent outside consultant to ensure that our total program is competitive. Compensation data includes 126 institutions, which includes 88 commercial banks or bank holding companies, 34 savings institutions, and 4 credit unions.

COMPONENTS OF THE COMPENSATION PROGRAM

The three components of the total compensation program are:

         Base Salary
         Short-Term Incentives
         Long-Term Incentives

1.  Base Salary

Base salaries for all Officers have been set at levels that are comparable to similar positions at other companies with whom we compare for compensation purposes.

2.  Short-Term Incentives

The annual bonus component of incentive compensation is designed to align executive pay with short-term (annual) performance of the Company.

In 1999, the annual bonus opportunity was based on an increased corporate net income objective of 11%; other factors may be used or added in subsequent years.

Distribution of bonuses was based on salary.

3.  Long-Term Incentives:

The Bank has an employee stock ownership plan covering substantially all Employees. Contributions to the plan are at the discretion of the Board of Directors. Employer contributions are allocated to participant accounts based on their percentage of total base and short-term incentive compensation for the plan year.

The Bank also maintains a profit sharing plan under the provisions of Section 401(k) of the Internal Revenue Code. The plan covers substantially all Employees who have completed one year of service. Contributions to the plan by the Bank equal 50% of the employee contribution up to a maximum of 6% of annual salary.

In 1998, the company made a grant of stock options to substantially all employees. Grants for 1998 were made May 1, 1998. These options have an exercise price of $22.20 (price adjusted to reflect the Company's five for two stock split in September 1998). The option vests after five years of service and will expire ten years from the date of the grant. In 1999, the company made a grant of stock options to key managers and department heads. Grants for 1999 were made on May 1, 1999. These options have an exercise price of $25.50. The options granted in 1999 will expire ten years from the date of the grant.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

In fiscal 1999, the Company's most highly compensated Officer was John W. Ord, CEO and President. In 1999, Mr. Ord's total compensation included 72.31% in base salary, 14.44% in short-term incentive, and 13.20% in long-term compensation.

The guidelines and factors considered by the Committee in determining compensation include corporate profitability measured by return on assets, stock prices, asset quality, loan loss reserve levels, market share, regulatory capital strength, cost control, and regulatory examination. The Committee based compensation and benefit levels on the contribution to the Company in meeting the goals and objectives as set forth in the strategic plan of the Company and the Bank.

SUMMARY COMPENSATION TABLE
                                                                           OTHER
                                                                          ANNUAL
NAME AND PRINCIPAL POSITION          YEAR   SALARY        BONUS     COMPENSATION
John W. Ord ......................   1999   $125,200(1)   $ 25,000   $ 22,935(2)
President And Chief Executive ....   1998   $114,800(3)   $ 20,000   $ 32,951(4)
Officer ..........................   1997   $103,500(5)   $ 11,117   $ 24,825(6)

(1)  Includes Director's fees of $5,200.

(2) Includes Peoples National Bank's contribution to 401(k) plan of $3,600, ESOP Contribution of $5,600, Split Dollar Life Insurance premium payment of $1,504 and Supplemental Employee Retirement Plan contribution of $13,735.

(3)  Includes Director's fees of $4,800.

(4) Includes Peoples National Bank's contribution to 401(k) plan of $3,299, ESOP Contribution of $4,844, Split Dollar Life Insurance premium payment of $1,504 and Supplemental Employee Retirement Plan contribution of $23,304.

(5)  Includes Director's fees of $3,500.

(6) Includes Peoples National Bank's contribution to 401(k) plan of $2,999, ESOP Contribution of $4,490, Split Dollar Life Insurance premium payment of $1,504 and Supplemental Employee Retirement Plan contribution of $15,832.

Base Salary:

The Committee increased Mr. Ord's base salary from $114,800 in 1998 to $125,200 in 1999. Base pay includes Director's fees of $5,200.

Short-Term Incentives:

The Committee assessed Mr. Ord's performance in determining his short-term incentives awards. The goals and objectives set forth in the strategic plan were met and additional stretch goals were achieved through the leadership efforts of Mr. Ord, therefore he was awarded a bonus of $25,000.

Long-Term Incentives:

The Bank has an employee stock ownership plan covering substantially all Employees. Contributions to the plan are at the discretion of the Board of Directors. Employer contributions are allocated to participant accounts based on their percentage of total base and short-term incentive compensation for the plan year. $5,600 was contributed to Mr. Ord's account for the year-ending 1999.

The Bank also maintains a profit sharing plan under the provisions of Section 401(k) of the Internal Revenue Code. The plan covers substantially all Employees who have completed one year of service. Contributions to the plan by the Bank equal 50% of the employee contribution up to a maximum of 6% of annual salary. Mr. Ord received $3,600 in employer contributions in 1999.

The Company made a grant of stock options to key management. Grants for 1999 were made May 1, 1999. These options have an exercise price of $25.50. The option will expire ten years from the date of the grant. A total of 500 shares were granted to Mr. Ord under the 1999 Stock Option.

OPTION GRANTS IN LAST FISCAL YEAR

                                INDIVIDUAL GRANTS

                         NUMBER OF
                         SHARES                                                      GRANT
                         UNDERLYING      % OF TOTAL                                  DATE
                         OPTIONS         OPTIONS             EXERCISE                PRESENT
                         GRANTED         GRANTED TO    PRICE         EXPIRATION      VALUE
NAME                     (#)             EMPLOYEES     ($/SH)        DATE            ($)

John W. Ord ............  500            15%           $   25.50      5/1/09         $2,006


Peoples National Bank maintains an excess benefit plan for Mr. Ord. Under this plan, which is a non-qualified plan, Mr. Ord will receive a supplemental payment in order to provide him with an annual retirement benefit.

PENSION PLANS

The Bank's Pension Plan is available to Bank Employees who have attained age 21, and have completed one year of service. Employees do not contribute to the plan. Each year, the Bank contributes under the plan an actuarially determined amount for distribution to eligible Employees at their retirement. Benefits are payable at normal retirement (age 65) and early retirement (age 55). Disability benefits are payable at age 55 with vesting at five years. The following table shows the annual retirement benefits payable at normal retirement (age 65) under the Bank's plan for a range of compensation levels and years of service. The amounts are based on an employee who became a participant in 1999 and will have the service and salary at normal retirement.

                                YEARS OF SERVICE

Salary         15          20          25          30          35
$ 25,000       $  3,000    $  4,000    $  5,000    $  6,000    $  7,000
$ 50,000       $  6,000    $  8,000    $ 10,000    $ 12,000    $ 14,000
$ 75,000       $  9,000    $ 12,000    $ 15,000    $ 18,000    $ 21,000
$100,000       $ 12,000    $ 16,000    $ 20,000    $ 24,000    $ 28,000
$125,000       $ 15,000    $ 20,000    $ 25,000    $ 30,000    $ 35,000
$150,000       $ 18,000    $ 24,000    $ 30,000    $ 36,000    $ 42,000

In 1999, after study and evaluation, the Board made a decision to terminate the defined benefit plan described above. It is expected that the plan termination will be completed in 2000. At that time, all the plan's assets will be allocated to eligible individuals.

Employee Stock Ownership Plan The Company maintains an Employee Stock Ownership Plan (the "ESOP") that was established as of January 1, 1983. The purpose of the ESOP is to promote in Employees the strongest interest in the successful operation of the Company's business and loyalty to the organization, in addition to increasing efficiency in their work. The ESOP also provides the Employees with an opportunity to share in the prosperity of the Company's business by means of stock ownership.

In general, each employee of the Bank who has attained the age of 21 years is eligible to participate in the ESOP, provided he or she has been employed for at least one year and is credited with at least 500 hours of service. Contributions to the plan are at the discretion of the Board of Directors. Employer contributions are allocated to participant accounts based on their percentage of total compensation for the plan year. Shares of Company stock owned by the plan are included in the earnings per share calculation, and dividends on these shares are deducted from undivided profits. During 1999, contributions to the plan charged to operations were $72,441. Under the terms of the ESOP, the Trustee (Benefit Plans Administrators) must invest assets primarily in Common Stock of the Company.

Under the ESOP, the Trustee possesses power and authority to vote the stock in the ESOP's related trust in the manner it determines, in its sole discretion. Employee-participants may be entitled to direct the Trustee as to the exercise of any voting rights attributable to stock allocated to their accounts as to any matter which (as required by Pennsylvania law or the Company's articles of incorporation) must be approved by more than a majority of the outstanding common shares. If an employee-participant does not give instructions as to how to vote the shares allocated to such person's account, the Trustee is not required, except to the extent required under applicable law, to obtain direction from the employee-participants regarding a decision whether or not to tender stock of the Company in response to a tender or exchange offer. Although, the Trustee may, under such circumstances, choose to obtain such direction.

Effective August 1, 1994, the Bank maintains a profit sharing plan under the provisions of Section 401(K) of the Internal Revenue Code. The plan covers substantially all Employees who have completed one year of service. Contributions to the plan by the Bank equal 50% of the employee contribution up to a maximum of 6% of annual salary. During 1999, employer contributions to the plan charged to operations were $39,071.

Performance Graph

The following graph and table compare the cumulative total shareholder return on the Corporation's Common Stock during the period of December 31, 1994, through and including December 31, 1999, with the S&P 500 Index and the NASDAQ Bank Index. The comparison assumes $100 was invested on December 31, 1994, in the Corporation's Common Stock and in each of the indices below and assumes further the reinvestment of dividends into the applicable securities. The shareholder return shown on the graph and table below is not necessarily indicative of future performance.

(PERFORMANCE GRAPH OMITTED)

                                    12/31/94    12/31/95    12/31/96    12/31/97    12/31/98   12/31/99
                                    --------    --------    --------    --------    --------   --------

Peoples Financial Services Corp.      100.00      125.00      143.00      201.00      297.00     321.00
NASDAQ - Bank Index ............      100.00      149.00      197.00      329.00      327.00     314.00
S&P 500 Index ..................      100.00      138.00      169.00       226.00     290.00     351.00

EXECUTIVE EMPLOYMENT AGREEMENTS
AND OTHER ARRANGEMENTS

In February 1997, the Company entered into an employment agreement with John W. Ord, President and Chief Executive Officer of the Company. The agreement is for an initial three-year term and is renewed annually for a three-year term unless notice of nonrenewal is given by either party in which case the agreement will expire at the end of the existing term.

The agreement provides for a base salary of a minimum of $100,000 per year and for such incentive bonuses as may be awarded to the Executive under any incentive compensation plan which may be in effect or otherwise in the discretion of the Board of Directors. If the Executive 's employment is terminated without "cause" (as defined in the agreement) or the Executive terminates his employment for "good reason" (as defined in the agreement) following a "change in control" of the Company, the Executive becomes entitled to severance benefits under the agreement. "Good reason" includes a reduction in title, responsibilities, or authority, a reassignment, which requires the Executive to move his principal residence, a reduction in salary, or a failure to provide the Executive with comparable benefits following a "change in control." If any such termination occurs following a "change in control," the Executive will be entitled generally to a lump-sum payment equal to 2.99 times his average annual compensation for the five years preceding the year of termination. In the event that the Executive's employment is terminated by the Company without "cause" in the absence of a "change in control," the Executive will be entitled generally to a lump-sum payment equal to 2.0 times the sum of his highest annual compensation in the prior three years plus certain pension and welfare benefits received in the relevant year.

Mr. Ord's agreement contains provisions restricting his ability to compete with the Company under certain circumstances following termination of his employment

In February 1997, the Company also entered into severance agreements with two other Executive Officers of the Company, which provided for certain severance benefits in the event the Executive 's employment is terminated or the Executive resigns for specified reasons following a "change in control" of the Company. Under these agreements, the Executive would be entitled generally to a severance benefit equal to 2.0 times the Executive 's average annual compensation for the five years preceding the year of termination. No benefits are payable under these agreements in the event the Executive 's employment is terminated for "cause" or in the event the Executive's employment is terminated for any reason prior to a "change in control." The specified reasons for termination under these agreements are substantially similar to the events of "good reason" contained in Mr. Ord's agreement. In June 1999, one of the executive officers resigned his position with the bank, leaving only one executive officer's agreement in place.

RELATIONSHIPS AND OTHER  RELATED TRANSACTIONS

Some of the Directors and Officers of the Company, and the companies with which they are associated, are customers of, and during 1999 had banking transactions with, the Bank in the ordinary course of the Bank's business, and intend to do so in the future. All loans and commitments to loan included in such transactions were made under substantially the same terms, including interest rates, collateral, and repayment terms, as those prevailing at the time for comparable transactions with other persons and, in the opinion of the Bank's Management, do not involve more than the normal risk of collection or present other unfavorable features.


                                  OTHER MATTERS

Management knows of no business other than as described previously that is planned to be brought before the Meeting. Should any other matters arise, however, the persons named on the enclosed proxy will vote thereon according to their best judgment.